                                                                    EXHIBIT 12

                               CLECO CORPORATION
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                     AND EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1999
                                   (Unaudited)


                                                                                      (In thousands,
                                                                                      except ratios)
Earnings                                                                                $ 57,326
Income taxes                                                                              29,053
                                                                                        --------

     Earnings from continuing operations before income taxes                            $ 86,379
                                                                                        --------

Fixed charges:
     Interest, long-term debt                                                           $ 24,250
     Interest, other (including interest on short-term debt)                               2,560
     Amortization of debt expense, premium, net                                            1,166
     Portion of rentals representative of an interest factor                                 601
                                                                                        --------

          Total fixed charges                                                           $ 28,578
                                                                                        --------

          Earnings from continuing operations before income taxes and fixed charges     $114,957
                                                                                        ========

          Ratio of earnings to fixed charges                                                4.02x
                                                                                        ========

Fixed charges from above                                                                $ 28,578
Preferred stock dividends*                                                                 2,666
                                                                                        --------

     Total fixed charges and preferred stock dividends                                  $ 31,244
                                                                                        ========

     Ratio of earnings to combined fixed charges and preferred stock dividends             2.75x
                                                                                        ========

* Preferred stock dividends multiplied by the ratio of pretax income to net income.

                                                                    EXHIBIT 12

                            CLECO UTILITY GROUP INC.
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                     AND EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1999
                                   (Unaudited)


                                                                                     (In thousands,
                                                                                     except ratios)
Earnings                                                                                $ 55,247
Income taxes                                                                              27,472
                                                                                        --------

     Earnings from continuing operations before income taxes                            $ 82,719
                                                                                        --------

Fixed charges:
     Interest, long-term debt                                                           $ 24,497
     Interest, other (including interest on short-term debt)                               1,904
     Amortization of debt expense, premium, net                                            1,166
     Portion of rentals representative of an interest factor                                 601
                                                                                        --------

          Total fixed charges                                                           $ 28,168
                                                                                        --------

          Earnings from continuing operations before income taxes and fixed charges     $110,887
                                                                                        ========

          Ratio of earnings to fixed charges                                                3.94x
                                                                                        ========

Fixed charges from above                                                                $ 28,168
Preferred stock dividends*                                                                 2,081
                                                                                        --------

     Total fixed charges and preferred stock dividends                                  $ 30,249
                                                                                        ========

     Ratio of earnings to combined fixed charges and preferred stock dividends              2.76x
                                                                                        ========


* Preferred stock dividends multiplied by the ratio of pretax income to net income.